                                                                   Exhibit 10.21

                              AMENDED AND RESTATED

                            STEWART ENTERPRISES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

     Stewart Enterprises, Inc. (the "EMPLOYER" or "COMPANY"), a corporation organized and existing under the laws of the State of Louisiana, acting through the Compensation Committee of the Board of Directors, pursuant to the authority delegated to it regarding executive compensation, and desiring to adopt an unfunded nonqualified plan to provide for the payment of pension benefits to a select group of highly-compensated management employees, hereby restates the Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 2008. The Plan was originally adopted effective April 1, 2002 and was amended effective May 2, 2005 and June 17, 2008.

                                   ARTICLE 1
                               PURPOSE OF THE PLAN

     The Employer intends and desires by the adoption of this Plan to recognize the value to the Employer of past and present services of certain employees, and to encourage their continued service with the Employer by making provisions for their future retirement security.

                                   ARTICLE 2
                                 ADMINISTRATION

     The Compensation Committee of the Board of Directors of the Employer shall be the Plan Administrator. The Plan Administrator shall have full power and authority to interpret, construe and administer this Plan, and its interpretations and constructions hereof and actions hereunder, including the timing, form, amount or receipt of any payment to be made hereunder, within the scope of its authority, shall be binding and conclusive on all persons for all purposes. No member of the Compensation Committee shall be liable to any person in connection with the interpretation or administration of the Plan, and the Employer shall indemnify each member of the Compensation Committee for any liability that the member might incur, except that a member of the Compensation Committee shall be responsible for the consequences of his or her own willful misconduct or bad faith. The Plan Administrator may delegate its responsibilities hereunder to one or more employees of the Employer, but no person shall participate in any action or determination regarding his or her own benefits hereunder.

                                   ARTICLE 3
                                   DEFINITIONS

     1. 409A CHANGE OF CONTROL means a Change of Control that constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as such terms are defined in Treas. Reg. Section 1.409A-3(i)(5).

     2. An ACTUARIALLY EQUIVALENT benefit means a benefit having the same value as the benefit to which it is compared. Actuarial equivalence shall be determined using the GAR 94 unisex mortality table and the annual interest rate on 30-year Treasury securities for the month prior to the calendar year for which the determination is to be made.

     3. ANNUITY STARTING DATE means, for a Participant eligible for a benefit, the first regular bi-weekly payroll date of the Employer that occurs after the date that is at least six months following the Participant's Termination of Employment, except that if the Participant's Termination of Employment is because of death, the Annuity Starting Date shall be the first regular bi-weekly payroll date of the second month following the month in which the Participant dies. The first payment made on the Annuity Starting Date shall be equal to the total of the bi-weekly pension payments that the Participant would have received if a payment had been made starting with the first regular bi-weekly payroll date of the second month following the month in which the Participant's Termination of Employment occurred, through the Annuity Starting Date, or, in effect, a catch up payment.

     4. BENEFICIARY means any of the following;

          (a) In the case of a 10-Years-Certain-and-Life Annuity (including a pre-retirement death benefit under Paragraph 1(b) of Article 6), the person or persons designated by the Participant (on his or her Benefit Election Form) to receive the remainder of the guaranteed bi-weekly payments if the Participant dies before the end of the payout period. If no person is effectively named by the Participant as the Beneficiary, the Beneficiary shall be the Participant's surviving spouse, if any, and otherwise the Participant's heirs or legatees. If a Beneficiary dies after the Participant but before full payment has been made, the share of the remaining payments that would have been paid to the Beneficiary if he or she had survived shall be paid to the person or persons who would have received that share of the benefit if the Beneficiary had predeceased the Participant.

          (b) In the case of a Joint-and-Survivor Annuity, the person named by the Participant (on his or her Benefit Election Form) as his or her joint annuitant, if that person survives the Participant.

     5. BENEFIT ELECTION FORM means the form set forth as Exhibit A, or any successor form provided by the Plan Administrator, on which the Participant elects the manner in which his or her benefit under the Plan will be paid.

     6. CHANGE OF CONTROL means:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the outstanding shares of the Company's Class A Common Stock, no par value per share (the "Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

               (i)  any acquisition of Common Stock directly from the Company,

               (ii) any acquisition of Common Stock by the Company,

               (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

               (iv) any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection
(c) of this Section 6; or

          (b) individuals who, as of the date of approval of this amendment and restatement of the Plan by the Compensation Committee of the Board of Directors (September 15, 2008) (the "Approval Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

          (c) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

               (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding common stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of 50% or more of the then outstanding shares of common stock, and 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

               (ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

               (iii) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     7. EARLIEST RETIREMENT DATE means, for each of the nine initial Participants named in Paragraph 12, below, the Participant's 55th birthday. For any additional Participant, unless otherwise specifically provided herein, the Earliest Retirement Date means the latest to occur of (a) the Participant's 55th birthday, (b) the Participant's completion of 10 years of employment with the Employer, or (c) completion of the Participant's 5th year of participation in the Plan. A Participant's participation in the Plan shall be deemed to begin on the date on which he or she is designated as a Participant, and a Participant's first year of participation is the year ending on the first anniversary of such date.

     8. FINAL AVERAGE PAY means a Participant's average monthly base salary for the 36 full months immediately preceding the Participant's Termination of Employment. If a Participant is employed with the Company for less than 36 months, then Final Average Pay means the average monthly base salary for all months of employment. Monthly base salary is determined by dividing annual base salary by 12. Base salary does not include accrued vacation pay, auto allowance or any salary increase made in lieu of providing Company-paid health insurance.

     9. NORMAL FORM of benefit means a bi-weekly pension commencing on the Participant's Annuity Starting Date, and paid on each regular bi-weekly payroll date of the Employer thereafter, terminating with the payment made on the last regular payroll date in the month of the Participant's death. No death benefit is payable under the Normal Form.

     10. NORMAL RETIREMENT DATE means the first day of the month coincident with or immediately following a Participant's 65th birthday.

     11. OPTIONAL FORM of benefit means either the 10-Years-Certain-and-Life Annuity or the Joint-and-Survivor Annuity, described at Section 3 of Article 4, below.

     12. PARTICIPANT means Thomas J. Crawford, Thomas M. Kitchen, each of the executives of the Employer who were initial Participants listed below as a Class A Participant or a Class B Participant, and each executive added to either list hereafter by action of the Plan Administrator:

CLASS A                     CLASS B
-------             ------------------------
William E. Rowe     Brent F. Heffron
Brian J. Marlowe    Randall L. Stricklin
Kenneth C. Budde    G. Kenneth Stephens, Jr.
                    Everett N. Kendrick
                    Lawrence B. Hawkins
                    Michael K. Crane

     13. SECTION 409A means Section 409A of the Internal Revenue Code and all regulations and guidance issued thereunder.

     14. TERMINATION OF EMPLOYMENT means the termination of the employment of a Participant with the Employer that constitutes a "separation from service" under
Section 409A.

     15. VESTED PARTICIPANT means Mr. Kitchen, Mr. Crawford, and any Participant who has reached his or her Earliest Retirement Date.

                                   ARTICLE 4
                            NORMAL RETIREMENT BENEFIT

     1. Upon the Termination of Employment of a Class A or Class B Participant on or after his or her 65th birthday, the Participant shall be entitled to a Normal Retirement Benefit (as defined in Article 4.2) commencing on his or her Annuity Starting Date. Thomas J. Crawford and Thomas M. Kitchen shall be entitled to a Normal Retirement Benefit beginning on the Annuity Starting Date following a Termination of Employment after completing ten or more years of service as an employee of the Company.

     2. For a Class A Participant, the Normal Retirement Benefit paid in the Normal Form shall be 50% of Final Average Pay. For Thomas M. Kitchen, Thomas J. Crawford and any Class B Participant, the Normal Retirement Benefit paid in the Normal Form shall be 40% of Final Average Pay.

     3. Instead of payment in the Normal Form, a Participant entitled to receive a Normal Retirement Benefit may elect to receive the benefit in either of the following two Optional Forms:

          (a) As a Joint-and-Survivor Annuity, as follows: a pension is paid to the Participant, with the first payment on his or her Annuity Starting Date determined as set forth in the definition of "Normal Form," continuing with regular bi-weekly payment amounts on each regular bi-weekly payroll date of the Employer, and terminating with the payment on the last regular bi-weekly payroll date of the Employer in the month of the Participant's death; and if the joint annuitant named by the Participant as of the Annuity Starting Date survives the Participant, the amount that would have been paid on each bi-weekly payroll date to the Participant will be continued and paid to the joint annuitant on each regular bi-weekly payroll date, terminating with the payment on the last regular bi-weekly payroll date in the month of the joint annuitant's death.

          (b) As a 10-Years-Certain-and-Life Annuity, as follows: a benefit is paid to the Participant, with the first payment on his or her Annuity Starting Date determined as set forth in the definition of "Normal Form," continuing with regular bi-weekly payment amounts on each regular bi-weekly payroll date of the Employer and terminating with the later of the payment on the last regular bi-weekly payroll date in the month of the Participant's death or in the month in which the ten-year payment period terminates. If the Participant dies prior to the end of the ten-year payment period, the remainder of the scheduled bi-weekly payments are made to the Participant's Beneficiary.

     4. The form of pension payment must be elected by a Participant prior to his or her Termination of Employment. If a Participant makes no election within the time period described herein, the benefit shall be paid in the Normal Form.

     5. A Participant's pension paid in an Optional Form shall be Actuarially Equivalent to the pension paid in the Normal Form.

                                   ARTICLE 5
                           OTHER PARTICIPANT BENEFITS

     1. A Class A or Class B Participant whose Termination of Employment occurs on or after his Earliest Retirement Date is entitled to an Early Retirement Benefit, commencing at the Participant's Annuity Starting Date. The Early Retirement Benefit shall be determined in the same manner as a Normal Retirement Benefit, reduced, however, by 5% for each full year (and 1/26 of 5% for each full two-week pay period of a partial year) that the Termination of Employment precedes the Normal Retirement Date. As a result, the percentage of Final Average Pay that will be paid to a Class A or Class B Participant whose Termination of Employment occurs on his 55th through 65th birthdays is as follows:

AGE    CLASS A    CLASS B
---    --------   -------
55      25.0%      20.0%
56      27.5%      22.0%
57      30.0%      24.0%
58      32.5%      26.0%
59      35.0%      28.0%
60      37.5%      30.0%
61      40.0%      32.0%
62      42.5%      34.0%
63      45.0%      36.0%
64      47.5%      38.0%
65      50.0%      40.0%

     2. A Class A or Class B Participant who terminates employment prior to his or her Earliest Retirement Date is not eligible to receive a benefit under the Plan.

     3. Mr. Kitchen's retirement benefit, commencing at the Annuity Starting Date, shall be a percentage of his Final Average Pay, which shall be calculated according to the following schedule, with pro rata additions for each full two-week pay period in a partial year of service:

Years of Service    % of Final Average Pay
----------------    ----------------------

     <1                         0%
      1                         4%
      2                         8%
      3                        12%
      4                        16%
      5                        20%
      6                        24%
      7                        28%
      8                        32%
      9                        36%
      10 or more               40%

     4. Mr. Crawford's retirement benefit, commencing at the Annuity Starting Date, shall be a percentage of his Final Average Pay, which shall be calculated according to the following schedule, with pro rata additions for each full two-week pay period in a partial year of service:

Years of Service    % of Final Average Pay
----------------    ----------------------
      1                         4%
      2                         8%
      3                        12%
      4                        16%
      5                        20%
      6                        24%
      7                        28%
      8                        32%
      9                        36%
       10 or more              40%

     5. If a Participant in the Plan terminates employment and is subsequently re-employed by the Employer or one of its subsidiaries, the individual will be deemed a Participant in the Plan with respect to his period of reemployment (and accrue additional benefits) only if re-designated as such by the Plan Administrator. Furthermore, the Participant's re-employment by the Employer or one of its subsidiaries after the Participant's Annuity Starting Date will not affect the Participant's pension benefit under the Plan.

                                   ARTICLE 6
                                      DEATH

     1. Upon the death of a Vested Participant prior to his or her Termination of Employment, the Participant's Beneficiary shall receive a death benefit that shall commence as of the first regular bi-weekly payroll date of the Employer in the month following the month of death, and shall be determined as follows:

          (a) If the Participant is survived by his or her spouse, and the surviving spouse is the only Beneficiary, the surviving spouse shall be entitled to a bi-weekly benefit for his or her life, equal to the pension the surviving spouse would have received if the Participant had retired on the date of his death and had elected a Joint-and-Survivor Annuity with the surviving spouse as the Beneficiary, and had died before his or her Annuity Starting Date.

          (b) If Paragraph (a) does not apply, the death benefit shall be paid to the Participant's Beneficiary for ten years, determined as if the Participant had retired on the date of his death and had elected to receive his or her benefit in the form of a 10-Years-Certain-and-Life Annuity but died before his or her Annuity Starting Date.

     2. Upon the death of a Participant after a Termination of Employment, a benefit will be paid only if the Participant elected an Optional Form of benefit under which a benefit is due to a Beneficiary.

                                   ARTICLE 7
                          AMENDMENT AND DISCONTINUANCE

     1. The Employer expects to continue this Plan indefinitely but reserves the right, acting through the Plan Administrator, to amend or discontinue the Plan, provided, however, that the benefit promised to a Vested Participant can be affected without the Participant's consent only as set forth below, and subject to Article 10 hereof.

     2. If the Plan Administrator should discontinue this Plan:

          (a) The Employer shall be obligated to continue to pay on the same schedule all benefits that have already commenced; and

          (b) The Employer shall be obligated to pay a benefit to each Vested Participant who has not reached an Annuity Starting Date the amount determined under Paragraph 4, below.

     3. The Plan Administrator can terminate a Participant's participation in the Plan if the Participant has not had a Termination of Employment. In that event a benefit shall be paid, as set forth in Paragraph 4, to the Participant only if he or she is a Vested Participant as of the date such action is taken.

     4. In the event of the discontinuance of the Plan or of a Vested Participant's participation in the Plan, the benefit under Paragraph 2(b) or 3 of this Article 7 shall be based on the Participant's Final Average Pay determined as of the discontinuance date. Nevertheless, the Annuity Starting Date, the Normal Retirement Benefit, the discount (if any), and the form of the benefit, shall be determined in the normal way upon the Participant's Termination of Employment.

     5. Any Participant who is not a Vested Participant as of the date when the Plan is discontinued or his or her participation in the Plan is ended shall receive no benefit under the Plan.

     6. An amendment or discontinuance of the Plan shall not result in the acceleration of the payment of a benefit hereunder, unless permitted by Section 409A. The Company may terminate the Plan and accelerate the payment of benefits as permitted in Section1.409A-(j)(4)(ix) of the Treasury Regulations under
Section 409A (or a successor provision) in the event of an arrangement termination in connection with a corporate dissolution or bankruptcy, in connection with a change of control event or in connection with a termination of all arrangements that would be aggregated with the Plan under Section 409A.

                                   ARTICLE 8
                           RESTRICTIONS ON ASSIGNMENT

     The interest of a Participant or Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily. Neither shall the benefits hereunder be liable for or subject to the claims of the creditors of any person to whom such benefits or funds are payable, except that (i) no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Employer or any affiliate of the Employer by the Participant with respect to whom such amounts would otherwise be payable shall have been fully paid and satisfied, and (ii) no amounts shall be payable hereunder to any Participant (or the Participant's Beneficiary) if the Participant engages in any of the activities described in
Article 9 hereof.

                                   ARTICLE 9
                          CONDITION OF NON-COMPETITION

     1. The Participant (and the Participant's Beneficiary) will lose the right to any unpaid benefits under the Plan if the Participant engages in any Restricted Activities following his Termination of Employment.

     2. The term "Restricted Activities" means any one or more of the following activities:

          (a) Participant, directly or indirectly, for himself or others, owns, manages, operates, controls, is employed in an executive, managerial or supervisory capacity by, consults with, or otherwise engages or participates in or allows his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Death Care Business within any of the Subject Areas; provided, however, a passive investment by a Participant is not a Restricted Activity as long as Participant does not beneficially own more than 2% of the equity interests of a business enterprise engaged in the Death Care Business within any of the Subject Areas. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

          (b) Participant calls upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries.

          (c) Participant solicits, induces, influences or attempts to influence any supplier, lessor, lessee, licensor, partner, joint venturer, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who on the date of Termination of Employment is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce or limit the extent of such relationship with the Company or its subsidiaries.

          (d) Participant makes contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries.

     3. The following terms used in this Article 9 are defined as follows:

          (a) "Subject Areas" means each State of the United States or other jurisdiction in which Participant regularly (i) makes contact with customers of the Company or any of its subsidiaries, (ii) conducts the business of the Company or any of its subsidiaries or (iii) supervises the activities of other employees of the Company or any of its subsidiaries, and in which the Company or any of its subsidiaries engages in the Death Care Business (as hereinafter defined) on the date of Termination of Employment.

          (b) "Death Care Business" means (i) the owning and operating of funeral homes and cemeteries, including combined funeral home and cemetery facilities, (ii) the offering of services and products to meet families' funeral needs, including prearrangement, family consultation, the sale of caskets and related funeral and cemetery products and merchandise (whether at physical locations or by means of the Internet), the removal, preparation and transportation of remains, cremation, the use of funeral home facilities for visitation and worship, and related transportation services, (iii) the marketing and sale of funeral services and cemetery property or merchandise on an at-need or prearranged basis, (iv) providing, managing and administering financing arrangements (including trust funds, escrow accounts, insurance and installment sales contracts) for prearranged funeral plans and cemetery property and merchandise, (v) providing interment services, the sale (on an at-need or prearranged basis) of cemetery property including lots, lawn crypts, family and community mausoleums and related cemetery merchandise such as monuments, memorials and burial vaults, (vi) the maintenance of cemetery grounds pursuant to perpetual care contracts and laws or on a voluntary basis, and (vii) offering mausoleum design, construction and sales services.

                                   ARTICLE 10
                               NATURE OF AGREEMENT

     Participants and Beneficiaries under this Plan have only an unsecured right to receive benefits from the Employer as general creditors of the Employer. The Plan constitutes a mere promise to make payments in the future. Employer may set aside funds, in a trust or otherwise, for the purpose of satisfying its obligations under the Plan. The setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not create any security for the payment of Plan benefits. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

                                   ARTICLE 11
                                CHANGE OF CONTROL

     Notwithstanding any provisions of this Plan to the contrary, the following provisions shall apply following a Change of Control:

     1. If a Class A or Class B Participant has a Termination of Employment before the Participant's Earliest Retirement Date, the Participant shall receive a benefit commencing on the first regular bi-weekly payroll date following the later of his Earliest Retirement Date or his Annuity Starting Date equal to A x B/C, which benefits shall be paid out as described in Article 11, paragraph 3, and where

     A is the benefit determined as if the Participant's Termination of Employment had occurred on the Participant's Earliest Retirement Date;

     B is the Participant's total service as a Participant in the Plan; and

     C is the total service as a Participant in the Plan that would be required to reach the Participant's Earliest Retirement Date.

     2. If Mr. Kitchen has a Termination of Employment before December 2, 2009, or if Mr. Crawford has a Termination of Employment before March 31, 2012, each shall receive, respectively, a benefit commencing on his Annuity Starting Date equal to the benefits each would have received hereunder if he had completed five years of service, which benefits shall be paid out as described in Article 11, paragraph 3.

     3. If the Change of Control also constitutes a 409A Change of Control,

          (a) a Participant who has not had a Termination of Employment shall receive as his only benefit under the Plan a lump sum that is Actuarially Equivalent to the Normal Form of benefit that the Participant otherwise would have been entitled to under the Plan (including, if applicable, Paragraphs 1 and 2 of this Article 11). In computing the Normal Form for the purpose of this benefit, however, Final Average Pay shall be determined immediately before the Change of Control or immediately before the Termination of Employment (if applicable), whichever produces the larger amount. The payment shall be made as soon as feasible after the Change of Control that is also a 409A Change of Control, and in no case more than 90 days thereafter. The Participant shall have no right to designate the taxable year of payment; and

          (b) the Employer and any successor through merger or otherwise shall, within 10 days following the 409A Change of Control, contribute in cash to a rabbi trust for the benefit of all Participants who had a Termination of Employment prior to the Change of Control, an amount equal to the then-present value of the Actuarial Equivalent of the benefits to which such Participants are entitled hereunder. Such trust shall also be funded on a quarterly basis thereafter to reflect any increases in the present value of the Actuarial Equivalent of such Plan benefits.

     4. Within 10 days following a Change of Control that is not a 409A Change of Control, the Employer and any successor through merger or otherwise shall contribute in cash to a rabbi trust established for the Participants' benefit an amount equal to the then present value of the Actuarial Equivalent of the benefits to which all Participants are entitled hereunder. Such trust shall also be funded on a quarterly basis thereafter to reflect any increases in the present value of the Actuarial Equivalent of Plan benefits.

     5. Until the second anniversary of the Change of Control, the Employer shall have no right to terminate the Plan as to any Participant.

                                   ARTICLE 12
                                  MISCELLANEOUS

     1. A Vested Participant who anticipates a Termination of Employment should apply for a benefit using the form provided by the Plan Administrator. Upon the death of a Participant when a benefit is payable to a Beneficiary, the Beneficiary should notify the Plan Administrator of the death. All claims for benefit shall be addressed to the Chairman of the Compensation

Committee, Stewart Enterprises, 1333 South Clearview Parkway, Jefferson, Louisiana 70121. The procedures of making a claim, and for appealing from a partial or complete denial, are attached hereto as Exhibit B. The remedy of a Participant who is unsatisfied after completing the appeal process is to enter binding arbitration with the Employer.

     2. If the Employer, through a mistake of law or fact, pays to a Participant or other person a Plan benefit that the recipient is not entitled to, the recipient shall repay the mistaken amount to the Employer. The Employer may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing other remedies provided by law.

     3. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Employer in any capacity.

     4. The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and each Participant and his or her heirs, executors, administrators and legal representatives.

     5. Each initial Participant in this Plan was offered the opportunity to participate in the Plan in consideration of loyal prior and continuing service to the Company, his agreement to amend his employment agreement with the Company in order to, among other things, eliminate certain post-termination benefits provided thereunder, and the non-competition covenant contained in Article 9 hereof, to which such Participant explicitly agreed by accepting participation in this Plan through the amendment of his employment agreement.

     6. The Plan shall be construed in accordance with and governed by the laws of the State of Louisiana, except to the extent that the Plan is governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). It is the Employer's intent that the Plan shall be exempt from ERISA's provisions to the maximum extent permitted by law. The Plan is intended to be unfunded for federal income tax purposes and for the purposes of Title I of ERISA, and is intended to provide a pension benefit only for a select group of management or highly compensated employees, so as to be exempt from Parts 2, 3 and 4 of Title I of ERISA, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

     7. This Plan document, and any amendment hereto, shall also serve as the Plan's Summary Plan Description. A copy of this Plan document and each amendment hereto shall be provided to each Participant.

     8. It is the intent of the Employer that this Plan comply with the requirements of Section 409A and it shall be construed accordingly. No acceleration of payments hereunder shall occur unless permitted under Section 409A. As allowed under Section 409A, an acceleration may occur, for example, in order (a) to fulfill a domestic relations order, (b) to allow for the payment of FICA taxes on benefits hereunder and the resulting tax withholding amount thereon, and (c) to pay amounts required to be included in income as a result of any failure of the Plan to comply with Section 409A.

     9. Notwithstanding any other provision of the Plan, the Employer shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

                                           STEWART ENTERPRISES, INC.


                                        BY:
--------------------------------------      -----------------------------------
Witness


                                        DATE:
--------------------------------------        ---------------------------------
Witness

                            STEWART ENTERPRISES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        EXHIBIT A - BENEFIT ELECTION FORM
          (TO BE USED ONLY IN ACCORDANCE WITH SECTION 4.4 OF THE PLAN)


Name:                                  SSN:
     -------------------------------       -----------------------------------

Address:
        ----------------------------------------------------------------------

Form of Benefit (elect one of the following 3 choices):

[ ]   For my life only

[ ] For my life, but no less than a ten-year period. In the event of my death before ten years of payments have been made, the beneficiary or beneficiaries of the remaining payments shall be:

      --------------------------------------------------------------------------

[ ] For my life, and at my death to the following individual for his or her life, if he or she survives me:

      --------------------------------------------------------------------------


                                           -------------------------------------
                                                        PARTICIPANT


                                           -------------------------------------
                                                            Date

                            STEWART ENTERPRISES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          EXHIBIT B - CLAIMS PROCEDURES

     (a)  FILING OF A CLAIM FOR BENEFITS

          Claims for benefits under the Plan are to be presented in writing by the claimant or an authorized representative to the Chairman of the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc.

     (b)  NOTIFICATION TO CLAIMANT OF DECISION

          If a claim is wholly or partially denied, a notice of the decision rendered in accordance with the rules set forth below will be furnished to the claimant not later than 90 days after receipt of the claim by the Chairman of the Compensation Committee.

          If special circumstances require an extension of time for processing the claim, the Chairman of the Compensation Committee will give the claimant a written notice of the extension prior to the end of the initial 90 day period. In no event will the extension exceed an additional 90 days. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Chairman of the Compensation Committee expects to render its final decision.

          If the notice of the denial of claim is not furnished in accordance with the procedure set out herein, the claim will be deemed denied and the claimant will be permitted to proceed to the review stage.

     (c)  CONTENT OF NOTICE

          The Chairman of the Compensation Committee will provide to every claimant who is denied a claim for benefits written or electronic notice setting forth in a clear and simple manner:

          (1)  The specific reason or reasons for denial;

          (2) Specific reference to pertinent plan provisions on which denial is based;

          (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such materials or information are necessary; and

          (4) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including the right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

     (d)  REVIEW PROCEDURE

          After the claimant has received written notification of the denial of the claim, the claimant or a duly authorized representative will have 60 days within which to appeal, in writing, a denied claim to the full Compensation Committee. The Compensation Committee will afford the claimant a full and fair review of the denial of the claim. The claimant should include in his written appeal the following information to support his claim for benefits:

          (1) A list of the issues in the claim denial that he chooses to contest, if any, and that he wishes the Compensation Committee to review on appeal;

          (2) His position on each issue;

          (3) Any additional facts that he believes support his position on each issue; and

          (4) Any legal or other arguments he believes support his position on each issue.

          The claimant or a duly authorized representative will be permitted to submit issues and comments relevant to the claim. Upon request, the claimant will be given reasonable access to, and copies of, all documents and information relevant to the claim for benefits, at no charge.

          The review will consider all items submitted by the claimant, regardless of whether such information was submitted or considered in the initial benefit determination.

     (e)  DECISION ON REVIEW

          The decision on review by the Compensation Committee will be rendered as promptly as is feasible, but not later than 60 days after the receipt of a request for review unless the Compensation Committee in its sole discretion, determines that special circumstances require an extension of time for processing, in which case a decision will be rendered as promptly as is feasible, but not later than 120 days after receipt of a request for review.

          If an extension of time for review is required because of special circumstances, written notice of the extension will be furnished to the claimant before termination of the initial 60-day review period.

          The decision on review will be in written or electronic form. In the event of a claim denial, the decision shall contain: (1) specific reasons for the decision, written in a clear and simple manner; (2) specific references to the pertinent plan provisions on which the decision is based;
     (3) a statement that the claimant may request, at no charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and (4) a description of the Plan's appeal and arbitration procedures (if any), and the claimant's right to bring an action under ERISA Section 502(a).

If the Participant wishes to contest the Compensation Committee's decision on review, the Participant's claim shall be submitted to binding arbitration in accordance with the following procedures:

     (f)  ARBITRATION

          (1) BINDING AGREEMENT TO ARBITRATE. Any claim or controversy arising out of any provision of this Plan that cannot be resolved through the claims procedures provided above, shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its National Rules for the Resolution of Employment Disputes (the "Rules"), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          (2) SELECTION AND QUALIFICATIONS OF ARBITRATORS. If no party to the arbitration makes a claim in excess of $1.0 million, exclusive of interest and attorneys' fees, the proceedings shall be conducted before a single neutral arbitrator selected in accordance with the Rules. If any party makes a claim that exceeds $1.0 million, the proceedings shall be conducted before a panel of three neutral arbitrators, one of whom shall be selected by each party within 15 days after commencement of the proceeding and the third of whom shall be selected by the first two arbitrators within 10 days after their appointment. If the two arbitrators selected by the parties are unable or fail to agree on the third arbitrator, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a member of the bar of the State of Louisiana and actively engaged in the practice of employment law for at least 15 years.

          (3) LOCATION OF PROCEEDINGS. The place of arbitration shall be New Orleans, Louisiana.

          (4) REMEDIES. Any award in an arbitration initiated here shall be limited to actual monetary damages, including if determined appropriate by the arbitrator(s) an award of costs and fees to the prevailing party. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying, telephone, witness fees and attorneys' fees. The arbitrator(s) will have no authority to award consequential, punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute.

          (5) OPINION. The award of the arbitrators shall be in writing, shall be signed by a majority of the arbitrators, and shall include findings of fact and a statement of the reasons for the disposition of any claim.